Exhibit 99.1

Contact:     Todd Shoot
VP, Treasury & Investor Relations
(217) 221-4416

TITAN INTERNATIONAL, INC. ANNOUNCES REINCORPORATION
QUINCY, Ill.- Titan International, Inc. (NYSE: TWI) today announced that it has completed its reincorporation from the State of Illinois to the State of Delaware. Titan will continue to operate its business as it existed immediately prior to the reincorporation and shares of Titan will continue to be listed on the NYSE under the symbol “TWI.”

The reincorporation was approved by the company’s stockholders at the 2015 Annual Meeting of Stockholders held June 4, 2015. Each outstanding share of Titan’s common stock will be automatically converted into one share of common stock of a newly-formed Delaware corporation that is named “Titan International, Inc.” and each stock certificate representing issued and outstanding shares of the former Illinois-domiciled Titan will represent the same number of shares of the Delaware-domiciled Titan.

Titan International, Inc., a holding company, owns subsidiaries that supply wheels, tires, assemblies and undercarriage product for off-highway equipment used in agricultural, earthmoving/construction and consumer applications. For more information, visit www.titan-intl.com.

1